
W
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S
UOS ATLANTIS
UOS
August 2011

This presentation contains ***forward-looking statements*** as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 193. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. The discussions in this presentation, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Form 10-K of III to I Maritime Partners Cayman I, LP (the "Partnership") as filed with the Securities and Exchange Commission on August 31, 2011 and subsequent reports filed with the Securities and Exchange Commission. Each forward-looking statement contained in this presentation is specifically qualified in its entirety by the factors identified in the foregoing documents. Complete copies of all documents filed by the Partnership with the Securities and Exchange Commission can be found at www.sec.gov.

The Partnership further cautions that the important factors identified in the foregoing documents are not exclusive. Readers should not unduly rely on any estimates, projections or other forward-looking statements or data contained herein to reach conclusions or make any investment decisions.

This discussion is not intended to serve as an indicator of the Partnership's future operations or financial performance or serve as a guide for investing in the Partnership.

Our Initial Investment

Why did we make the shipping investment?

- Non-correlation to other investments
- Expected yield, predicted we would need long-term yield
- 5% to 10% of our Asset Allocation
- 25 Year Investment
- Internationally based tangible hard assets
- Diversified both geographically and with respect to currency
- Reasonable estimates of charter rates in 2006 were $35,000/day, resulting in an expected return in line with our goals

Major Events over the Last 5 Years

- 2008 Financial Collapse
  - The decline in oil prices led to uncertainty in the offshore industry overall
  - The impact on credit markets impacted second-tier oil companies, which impacted demand for AHTS vessels
- Charter rates fell
- Deepwater Horizon Oil Spill in Gulf of Mexico
- Middle East upheaval had an impact on collections in Egypt
- European Debt Crisis, ongoing
- We took delivery of 12 AHTS vessels over 2009 and 2010.

Effect on Our Investments

- These events impacted liquidity.
- This impacted the loan covenants, as well as the ability of III to I Maritime Partners Cayman I, LP ("IMS") to raise the remaining capital.
- These events have not materially impacted the asset value of the vessels.
- The liquidity shortfall has resulted in a "going-concern opinion" on the financial statements of IMS as of December 31, 2010, which were issued today.
- These events have delayed our ability to pay a yield.

Charter Activity by Vessel as of 8/31/2011

Vessel	Charterer/Location	Approximate End Date	Potential Extension Date *	Approximate USD Equivalent Day Rate	
UOS Atlantis	Brazil	January 2012	February 2012	$	29,000
UOS Challenger	Brazil	January 2012	February 2012	$	29,000
UOS Columbia	Malaysia	November 2011	November 2011	$	25,000
UOS Discovery	Australia	December 2011	April 2012	$	42,000
UOS Endeavor	Falklands	September 2011	November 2013	$	28,000
UOS Enterprise	Egypt	September 2011	March 2012	$	31,000
UOS Explorer	Egypt	October 2012	October 2014	$	33,000
UOS Freedom	Egypt	September 2011	March 2012	$	31,000
UOS Liberty	Brazil	December 2011		$	22,000
UOS Navigator	Falklands	September 2011	November 2013	$	28,000
UOS Pathfinder	Egypt	March 2013	March 2015	$	31,000
UOS Voyager	Brazil	December 2011		$	22,000

FX Rates are as of 8/17/2011

* Extensions are typically at the discretion of the charterer

What are We Focused On?

- Negotiating restructure of the acquisition debt
  - The bank has not "called" the loan, and discussions are continuing
- Replenish cash reserves, restore liquidity
- Reconcile the capital raised by IMS with its ownership

Outside factors that will have an impact:

- Charter rates
- Demand for our vessels/utilization

Vessels and Capital Position of IMS

- As of July 1, 2011, IMS owns a 75% controlling interest in 5 AHTS vessels, and a non-controlling interest of approximately 36% in a sixth vessel.
- Our capital contributions to the AHTS vessels resulted in our receiving equity in those vessels on a "dollar for dollar" basis equal to our original investment.
- IMS has outstanding capital contributions to the vessels, and we are pursuing alternatives to fulfill or reduce our commitment.
- FLTC Fund I has met its capital contribution obligation with respect to its three AHTS vessels.

Summary

Must be successful in restructuring our acquisition debt with the bank

Outside Factors:

- Must see continued stable charter rates and consistent utilization of our vessels in order to restore liquidity
- Avoid prolonged U.S. and Worldwide Recession
- Oil remain at $60/barrel or above

We believe that the economics that we identified going into this investment continue to hold true